Exhibit 10.14

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDED AND RESTATED ASSIGNMENT AND LICENSE AGREEMENT

This First Amended and Restated Assignment and License Agreement (this “Agreement”) is entered into as of October 19, 2018 (the “Amendment Date”), by and between Werewolf Therapeutics, Inc., a Delaware corporation, with a place of business c/o MPM Capital, 601 Gateway Boulevard, Suite 350, South San Francisco, CA 94080 (“Werewolf”), and Harpoon Therapeutics, Inc., a Delaware corporation with a place of business at 4000 Shoreline Court, Suite 250, South San Francisco, CA 94080 (“Harpoon”).

RECITALS

Harpoon owns certain patent rights that it desires to assign to Werewolf, and Harpoon owns certain additional patent rights that it desires to license to Werewolf, and Werewolf desires to obtain such assignment and license, under the terms and conditions set forth below;

Werewolf owns certain patent rights that it desires to assign to Harpoon, and Harpoon desires to obtain such assignment, under the terms and conditions set forth below;

Harpoon and Werewolf are parties to that certain Assignment and License Agreement (the “Original Agreement”) dated March 19, 2018 (the “Effective Date”); and

Harpoon and Werewolf seek to amend and restate the Original Agreement in its entirety as set forth herein;

Now, therefore, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized terms shall have the meanings indicated:

1.1 “Affiliate” means any person or entity directly or indirectly controlled by, controlling or under common control with a party. A person or entity is deemed to be in “control” if it: (a) owns fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity or investor in a particular jurisdiction) or more of the outstanding voting stock or other ownership interest of the other entity, or (b) possesses the power to (i) elect, appoint, direct or remove fifty percent (50%) or more of the members of the governing body of the entity or (ii) otherwise direct or cause the direction of the management or policies of the entity by contract, law or otherwise. Notwithstanding anything to the contrary in this Agreement, Werewolf and Harpoon shall not be deemed to be Affiliates of each other for purposes of this Agreement.

1.

1.2 “Covered Product” means any product, the manufacture, use or sale of which would, but for the license under Section 2.1.1, infringe a Valid Claim of the Harpoon Licensed Patents.

1.3 “Harpoon Assigned Patents” means: (a) the patent applications listed in Exhibit 1.3 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction;(c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c).

1.4 “Harpoon Licensed Patents” means: (a) the patent applications listed in Exhibit 1.4 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction; (c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c).

1.5 “huSA” means human serum albumin.

1.6 “Licensed Field” means molecules comprising a [***] (defined as any [***]), and such molecules may include one or more other elements that is [***], or [***].

1.7 “Licensed Sequence” means any amino acid sequence for a polypeptide binding to huSA that is disclosed or claimed in a Harpoon Licensed Patent, including any such sequence that is used in any of Harpoon’s product candidates under development as of the Effective Date.

1.8 “Net Sales” means the gross amount invoiced by Werewolf and its Affiliates and Licensees (each, a “Selling Party”) for the sale, transfer or other disposition of Covered Products less the following deductions (in each case, to the extent actually incurred, allowed, paid, accrued or allocated with respect to such sale, transfer or disposition): (a) normal and customary trade, quantity and cash discount; (b) rebates and chargebacks; (c) credits or allowances for returns, rejections and billing errors; (d) sales taxes, value added truces or similar taxes, including duties or other governmental charges, imposed on the sale of Covered Products to third parties, to the extent included in the invoice price and not reimbursable, refundable or creditable to the Selling Party; and (e) prepaid freight, insurance and handling fees to the extent included in the invoice price, in each case (clauses (a) through (e)) as determined from books and records of the Selling Party maintained in accordance with GAAP. Sales of Covered Products between or among Werewolf and its Affiliates and licensees shall be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales shall include the subsequent final sales to third parties by such Affiliates and licensees. If a sale, transfer or other disposition with respect to Covered Products involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be calculated based upon the arm’s length fair market value of the applicable Covered Product, which generally shall mean the Selling Party’s average sales price for the quarter in the country where such sale took place.

1.9 “Territory” means worldwide.

2.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.10 “Werewolf Assigned Patents” means: (a) the patent applications listed in Exhibit 1.10 attached hereto; (b) all patent applications that claim priority to any patent application referenced in the foregoing clause (a) that are filed in any jurisdiction; (c) all patents issuing on the patent applications referenced in the foregoing clauses (a) and (b); and (d) all reissues and extensions of any of the patents referenced in the foregoing clause (c)

1.11 “Valid Claim” means: (a) a claim of a Harpoon Licensed Patent that has not expired, been cancelled or been held unenforceable or invalid by an agency or a court of competent jurisdiction without possibility of appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending Harpoon Licensed Patent that has not been withdrawn, abandoned or finally rejected without possibility of appeal or re-filing, provided that a claim of a patent application pending for more than [***] years from the date of first examination thereof shall thereupon cease to be a Valid Claim unless and until such claim subsequently issues.

2. License; Assignment.

2.1 License.

2.1.1 License Grant. Subject to the terms and conditions set forth in this Agreement, Harpoon hereby grants to Werewolf a non-exclusive, royalty-bearing, sublicenseable (subject to Section 2.1.2) license under the Harpoon Licensed Patents solely to make, have made, use, sell, offer for sale and import Covered Products in the Licensed Field in the Territory.

2.1.2 Sublicensing. Werewolf may grant and authorize the further grant of sublicenses of not greater scope than the license granted to Werewolf under Section 2.1.1, provided that (a) Werewolf shall promptly provide Harpoon with a copy of each sublicense agreement (which copy may be redacted with respect to information not pertinent to compliance with this Agreement) and (b) Werewolf shall remain fully liable for the performance of such sublicensees (“Sublicensees”).

2.2 Harpoon Assignment. Harpoon hereby sells, assigns and transfers the Harpoon Assigned Patents to Werewolf. Upon request, Harpoon shall execute and deliver such reasonable documents and instruments as necessary to effect the foregoing assignment.

2.3 Werewolf Assignment. Werewolf hereby sells, assigns and transfers the Werewolf Assigned Patents to Harpoon. Upon request, Werewolf shall execute and deliver such reasonable documents and instruments as necessary to effect the foregoing assignment

2.4 No Other Grant of Rights. Each party acknowledges that the rights and licenses granted under this Agreement are limited to the license expressly granted in Section 2.l and the assignments expressly granted in Sections 2.2 and 2.3. No other right, title, or interest of any nature whatsoever is granted, whether by implication, estoppel, reliance, or otherwise. Werewolf shall not practice under the Licensed Patents outside the scope of the license granted to Werewolf in Section 2.1.1.

3.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3. Intellectual Property.

3.1 Prosecution of Harpoon Licensed Patents. As between the parties, Harpoon shall have the sole right to file for, prosecute and maintain the Harpoon Licensed Patents, using patent counsel of its choice, and all decision-making authority with regard to such filing, prosecution and maintenance shall vest in Harpoon (including as to whether to maintain or abandon any patent, patent application or claim within the Harpoon Licensed Patents).

3.2 Enforcement of Harpoon Licensed Patents. In the event that Werewolf reasonably believes that the Harpoon Licensed Patents are being infringed by a third party, Werewolf shall promptly notify Harpoon and provide Harpoon with its evidence thereof. In no event shall Werewolf contact or otherwise notify any such third party regarding such infringement without the prior written consent of Harpoon. As between the parties, Harpoon shall have the sole right to enforce the Harpoon Licensed Patents with respect to any infringement thereof, or to defend any declaratory judgment action with respect to the Harpoon Licensed Patents. In addition, as between the parties, Harpoon shall have the sole right to defend any challenges to the scope, validity or enforceability of any of the Harpoon Licensed Patents.

3.3 Prosecution of Harpoon Assigned Patents and Werewolf Assigned Patents. [***] during the term of this Agreement [***] with regard to such filing, prosecution and maintenance of the Harpoon Assigned Patents and the Werewolf Assigned Patents, and [***]. [***] that are [***] prosecute the Harpoon Assigned Patents [***], without [***] for such purpose. [***] that are [***] prosecute the Harpoon Assigned Patents [***], without [***] for such purpose. Without limiting the foregoing, each party further agrees to: (a) [***] and [***] such that [***] and [***]; and (b) [***] such that [***] and [***]. The date upon which [***] is referred to herein as the “[***].” If the parties are in disagreement with respect to any matter involving the [***] under this Section 3.3, such matter [***]. To the extent allowed by applicable law, [***]. To the extent allowed by applicable law. [***].

3.4 Sequence Modifications. For the avoidance of doubt, Werewolf has the [***], and, as between the parties, [***].

3.5 Common Interest Agreement. On the Effective Date, each party shall execute and deliver the Common Interest Agreement in the form attached hereto as Exhibit 3.5.

4. Payments.

4.1 Upfront Fee. Within [***] days after the Effective Date, Werewolf shall pay to Harpoon an upfront fee in the amount of Five Hundred Thousand Dollars ($500,000). Such upfront fee shall be non-refundable, and shall not be creditable against any other amount due hereunder.

4.2 Legal Fees. Promptly (and in any event within [***] days) following receipt of an invoice, Werewolf shall reimburse Harpoon for (or pay directly) Harpoon’s reasonable legal costs incurred in connection with the negotiation and drafting of this Agreement, in an amount not to exceed [***].

4.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.3 Payment Methods. All payments due under this Agreement to Harpoon shall be made by bank wire transfer in immediately available funds to an account designated by Harpoon. All payments due under this Agreement shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars. For conversion of foreign currency to United States dollars, the conversion rate shall be the exchange rate quoted in The Wall Street Journal on the day that the payment is due.

4.4 Withholdings Taxes. Any withholding or other tax that is required by law to be withheld with respect to payments owed by Werewolf pursuant to this Agreement shall be deducted by Werewolf from such payment prior to remittance. Werewolf shall promptly furnish Harpoon evidence of any such taxes withheld and reasonably assist Werewolf in obtaining applicable credits and refunds with respect thereto.

4.5 Royalties.

4.5.1 Royalty Payment. Werewolf shall pay to Harpoon a royalty of [***] of Net Sales (the “Earned Royalty”). The Earned Royalty shall be due and payable within [***] days after the end of the calendar quarter during which the corresponding Net Sales are made.

4.5.2 Minimum Annual Royalty. Beginning with the first commercial sale by Werewolf, or its Affiliate or licensee, of the first Covered Product (the “First Commercial Sale”), Werewolf shall pay to Harpoon minimum annual royalties of [***], which amount shall be pro-rated for any partial calendar year (the “Minimum Annual Royalty”). The Minimum Annual Royalty shall be due and payable within [***)] days after the end of each calendar year following the First Commercial Sale, and all Earned Royalty payments made with respect to a particular calendar year shall be offset against the Minimum Annual Royalty for such calendar year (provided that such Minimum Annual Royalty shall not be reduced to less than zero).

4.5.3 Royalty Term. The obligation to pay the Earned Royalty with respect to a Covered Product shall expire on [***]. The obligation to pay the Minimum Annual Royalty shall expire when no further Earned Royalty is due with respect to any Covered Products in accordance with the preceding sentence.

4.5.4 No Multiple Royalties. The obligation to pay the Earned Royalty is imposed only once with respect to Net Sales of the same unit of a Covered Product such that if the manufacture, use, sale or import of any Covered Product is Covered by more than one Valid Claim of the Harpoon Licensed Patents, multiple royalties shall not be due.

4.5.5 Reports. Together with each payment under Sections 4.5.1 and 4.5.2, Werewolf shall deliver a written report to Harpoon stating in each such report the total Net Sales during the applicable reporting period; (ii) the calculation of royalties; and (iii) the total royalties so calculated and due to Harpoon.

4.5.6 Records; Audit. Werewolf shall, and shall cause its Affiliates and Sublicensees to, keep complete and accurate books and records setting forth gross sales of Covered Products, Net Sales of Covered Products, itemized deductions from gross sales taken to calculate Net Sales and amounts payable hereunder to Harpoon for each Covered Product. Upon reasonable prior notice from Harpoon, Werewolf shall permit an independent public accounting firm engaged

5.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

by Harpoon to examine and audit such books and records, during Werewolf’s regular business hours, to verify the amounts reported by Werewolf in accordance with Section 4.5.5 and the payment of royalties hereunder. The foregoing audit right may be exercised only once during each [***] period and shall be limited to the pertinent books and records for any calendar year ending not more than [***] years before the date of the audit request. The opinion of said independent accountants regarding such reports and payments shall be binding on the parties other than in the case of clear error. Harpoon shall bear the cost of any such audit, provided that if the audit identifies an underpayment of royalties payable hereunder of more than [***] of the amount due for the applicable period, then Werewolf shall promptly reimburse Harpoon for all costs incurred in connection with such audit. Werewolf shall promptly pay to Harpoon the amount of any underpayment of royalties revealed by an audit, including any interest on such underpayment at the rate specified in Section 4.6 calculated from the date such payment was originally due. Any overpayment of royalties by Werewolf revealed by an audit shall be fully-creditable against future royalty payments under Section 4.5.1.

4.6 Late Payment. Any amounts due hereunder which are not paid when due shall bear interest at the rate of [***] or the maximum rate allowable by law, whichever is less. This Section 4.6 shall in no way limit any other remedies available to Harpoon.

5. Confidentiality.

5.1 Confidentiality; Exceptions. During and after the term of this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed by the parties in writing, the parties agree that the receiving party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials furnished to it by the other party pursuant to this Agreement (collectively, “Confidential Information”). The terms and conditions of this Agreement shall be the Confidential Information of both parties and, for clarity, any data, information, or know-how provided by a party pursuant to Section 3.3 shall be the Confidential Information of such party. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information or materials to the extent that it can be established by written documentation by the receiving party that such information or material (a) was already known to or possessed by the receiving party without any obligation of confidentiality, at the time of its disclosure to the receiving party hereunder; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party hereunder; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party hereunder other than through any act or omission of the receiving party in breach of this Agreement; (d) was independently developed by the receiving party without use of or reference to the other party’s Confidential Information as demonstrated by documented evidence prepared by the receiving party contemporaneously with such independent development; or (e) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing party not to disclose such information to others.

5.2 Authorized Use and Disclosure. Each party may use and disclose Confidential Information of the other party as follows: (a) under appropriate confidentiality and non-use provisions substantially equivalent to those in this Agreement in connection with the performance of its obligations or exercise of rights granted to such party in this Agreement; (b) to

6.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the extent such disclosure is reasonably necessary for prosecuting or defending litigation or complying with applicable laws or regulations, provided, however, that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it shall, to the extent practicable, give reasonable advance notice to the other party of such disclosure requirement and, upon request, reasonably assist the other party to secure confidential treatment of such Confidential Information; (c) to the extent such disclosure is reasonably necessary for filing, prosecution and maintenance of the Harpoon Assigned Patents or the Werewolf Assigned Patents, as the case may be; and (d) to the extent mutually agreed to by the parties in writing. In addition, each party may disc lose the terms and conditions of this Agreement to actual and potential investors, acquirers, Licensees, collaborators, advisors and other business partners on a reasonable need-to-know basis under reasonable conditions of confidentiality.

6. Representations and Warranties; Limitation of Liability.

6.1 Representations and Warranties of both Parties. Each party represents and warrants to the other party that: (i) it is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) the terms of this Agreement do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable law; and (iii) it is not aware of any action, suit, inquiry or investigation instituted by any third party which threatens the validity of this Agreement.

6.2 Additional Representations and Warranties of Harpoon. Harpoon further represents and warrants to Werewolf that, to its knowledge, Harpoon owns all right, title and interest in and to the Harpoon Licensed Patents and the Harpoon Assigned Patents.

6.3 Additional Representations and Warranties of Werewolf. Werewolf further represents and warrants to Harpoon that, to its knowledge, Werewolf owns all right, title and interest in and to the Werewolf Assigned Patents.

6.4 No Other Warranty.

6.4.1 NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY HARPOON THAT HARPOON CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE HARPOON LICENSED PATENTS OR THAT WEREWOLF CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE HARPOON ASSIGNED PATENTS, OR THAT ANY OF THE HARPOON LICENSED PATENTS OR THE HARPOON ASSIGNED PATENTS SHALL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

6.4.2 NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY WEREWOLF THAT HARPOON CAN OR SHALL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE WEREWOLF ASSIGNED PATENTS, OR THAT ANY OF THE WEREWOLF ASSIGNED PATENTS SHALL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

7.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.4.3 EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE HARPOON LICENSED PATENTS, THE HARPOON ASSIGNED PATENTS, OR THE WEREWOLF ASSIGNED PATENTS, OR OTHERWISE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY OF ANY PATENTS AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

6.5 Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY’S OBLIGATIONS UNDER ARTICLES 5 AND 7, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

7. Indemnification and Insurance.

7.1 Indemnity.

7.1.1 Indemnification by Werewolf. Werewolf hereby agrees to indemnify, defend and hold harmless Harpoon and each of its Affiliates, and its and their respective agents, directors, officers, employees and independent contractors (collectively, the “Harpoon Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any suit(s), claim(s), action(s) and demand(s), in each case brought by a third party (each, a “Third Party Claim”) arising out of (a) a material breach by Werewolf of this Agreement, (b) violation by Werewolf of applicable law in connection with this Agreement, (c) Werewolf’s gross negligence or willful misconduct in connection with this Agreement, or (d) the making, using, offering for sale, selling, and/or importing any Covered Product by Werewolf or any of its Affiliates or Sublicensees. Werewolf’s obligation to indemnify the Harpoon Indemnitees pursuant to this Section 7.1.1 shall not apply to the extent that any such Losses arise from any matter for which Harpoon is obligated to indemnify Werewolf pursuant to Section 7.1.2.

7.1.2 Indemnification by Harpoon. Harpoon hereby agrees to indemnify, defend and hold harmless Werewolf and each of its Affiliates, and its and their respective agents, directors, officers, employees and independent contractors (collectively, the “Werewolf Indemnitees”) from and against any Losses resulting from any Third Party Claim arising out of (a) a material breach by Harpoon of this Agreement, (b) violation by Harpoon of applicable law in connection with this Agreement, or (c) Harpoon’s gross negligence or willful misconduct in connection with this Agreement. Harpoon’s obligation to indemnify the Werewolf Indemnitees pursuant to this Section 7.1.2 shall not apply to the extent that any such Losses arise from any matter for which Werewolf is obligated to indemnify Harpoon pursuant to Section 7.1.1.

8.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.1.3 Procedure. A party seeking indemnification under Section 7.1 (the “Indemnitee”) shall provide the other party (the “Indemnitor”) with (a) prompt written notice of any Third Party Claim for which the Indemnitee wishes to obtain indemnification; (b) the ability to defend (with the reasonable cooperation of the Indemnitee) or settle any such Third Party Claim; and (c) reasonable assistance and full information with respect to such Third Party Claim at the Indemnitor’s expense, provided, however, that the Indemnitor shall not enter into any settlement that admits fault or wrongdoing, or involves any other admission or for which the Indemnitee would be liable for damages, without the Indemnitee’s written consent, such consent not to be unreasonably withheld or delayed. The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Third Party Claim that has been assumed by the Indemnitor.

8. Term and Termination.

8.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 8, shall continue in full force and effect on a country-by-country basis until the expiration of the last to expire patent or patent application included in the Harpoon Licensed Patents within the applicable country.

8.2 Termination.

8.2.1 Termination without Cause. Werewolf may terminate this Agreement upon [***] days prior written notice to Harpoon referencing this Section 8.2.1.

8.2.2 Termination for Breach. In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within [***] days after receiving written notice thereof from the non-breaching party, the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the party in breach.

8.2.3 Bankruptcy. Harpoon may terminate Section 2.1.1 and 2.1.2 of this Agreement upon notice to Werewolf if Werewolf is declared insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against Werewolf and not dismissed within [***] days, or if Werewolf becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.

8.3 Effect of Termination or Expiration.

8.3.1 Termination of Rights. Upon termination of this Agreement by either party pursuant to any of the provisions of Section 8.2, the rights and licenses granted to Werewolf under Section 2.1.1 and 2.1.2 shall immediately terminate, all rights in and to and under the Harpoon Licensed Patents shall revert to Harpoon and Werewolf shall make no further use or exploitation of any of the Harpoon Licensed Patents.

9.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3.2 Accruing Obligations. Termination or expiration of this Agreement shall not relieve the parties of obligations accruing prior to, or which are attributable to a period prior to, any termination or expiration of this Agreement.

8.4 Survival. Articles 1, 5, 7 and 9 and Sections 2.2 and 2.3, 4.3, 4.6, 6.5, 8.3 and 8.4 shall survive the expiration or any termination of this Agreement. Except as otherwise provided in this Section 8.4, all other provisions of this Agreement shall terminate upon the expiration or termination of this Agreement.

9. Miscellaneous.

9.1 Entire Agreement. This Agreement is the sole agreement between the parties with respect to the subject matter hereof and, except as expressly set forth herein, supersedes all other agreements and understandings between the parties with respect to such subject matter.

9.2 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile, overnight courier or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 9.2:

If to Werewolf:	Werewolf Therapeutics, Inc.
c/o MPM Capital
601 Gateway Boulevard, Suite 350
South San Francisco, CA 94080
Attention: Chief Executive Officer

If to Harpoon:	Harpoon Therapeutics, Inc.
4000 Shoreline Court, Suite 250
South San Francisco, CA 94080
Attention: Chief Executive Officer

Any notice shall be deemed to have been received as follows: (a) by personal delivery or expedited delivery, upon receipt; (b) by facsimile, one business day after transmission; (c) by certified mail, as evidenced by the return receipt. If notice is sent by facsimile, a confirming copy of the same shall be sent by mail.

9.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

9.4 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party waiving compliance. The delay or failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by either party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in anyone or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.5 Independent Contractors. The parties agree that the relationship of Harpoon and Werewolf established by this Agreement is that of independent contractors, and this Agreement does not establish an employment, agency or any other relationship between the parties. Except as may be specifically provided herein, neither party shall have any right, power or authority, nor shall they represent themselves as having any authority, to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other party, or otherwise act as an agent for the other party for any purpose.

9.6 Assignment. Neither party may assign this Agreement or any of such party’s rights and obligations hereunder without the prior written consent of the other party, except that this Agreement may be assigned by a party without the other party’s consent (i) to an Affiliate of such party or (ii) in connection with such party’s sale of all or substantially all of such party’s business or assets to which this Agreement relates (whether by merger, consolidation, stock purchase, asset purchase or otherwise). Any assignment purported or attempted to be made in violation of the terms of this Section 9.6 shall be null and void and of no legal effect.

9.7 Interpretation. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement. Each party acknowledges and agrees that: (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be applied in the interpretation of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Except where otherwise indicated, (i) any definition of or reference to any agreement, instrument or other document therein shall be construed as referring to the agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on the amendments, supplements or modifications set forth herein), (ii) any reference herein to any person or entity shall be construed to include, without limitation. the person or entity’s successors and assigns, (iii) the words “herein,” “hereof,” “hereby” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles of, Sections of, and Exhibits to this Agreement, each of which Exhibits is incorporated herein by reference, and (v) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

9.8 Severability. If any provision of this Agreement is or becomes in valid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

9.9 Counterparts. The parties may execute this Agreement in multiple counterparts, all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement delivered via facsimile or electronic mail in PDF or similar electronic formal shall be deemed binding as originals.

11.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.10 Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflicts of laws principles of any jurisdiction.

(The remainder of this page is intentionally left blank. The signature page follows.)

12.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Amendment Date.

WEREWOLF THERAPEUTICS, INC.		HARPOON THERAPEUTICS, INC.

By:	/s/ Luke Evnin	By:	/s/ Gerald McMahon
Name:	Luke Evnin	Name:	Gerald McMahon
Title:	President	Title:	President and CEO

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.3

Harpoon Assigned Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.4

Harpoon Licensed Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.10

Werewolf Assigned Patents

Case	Country	Title	Serial Number	Filing Date	Patent Number
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 3.5

Common Interest Agreement

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

COMMON INTEREST AGREEMENT

This Common Interest Agreement (the “Agreement”), effective as of March 21, 2018 (the “Effective Date”), is entered into by and among Werewolf Therapeutics, Inc., a Delaware corporation having its principal office and place of business at c/o MPM Capital, 601 Gateway Boulevard, Suite 350, South San Francisco, CA 94080 (“Werewolf”), and Harpoon Therapeutics, Inc., a Delaware corporation having its principal office and place of business at 4000 Shoreline Court, Suite 250, South San Francisco, CA 94080 (“Harpoon”), and MPM Asset Management LLC, a Delaware limited liability company having its principal office and place of business at 450 Kendall Street, 5th Floor, Cambridge, MA 02142 (“MPM”). Werewolf, Harpoon and MPM are sometimes referred to herein individually as a “Party” and collectively as the “Parti.es.”

WHEREAS, Werewolf and Harpoon have entered into an Assignment and License Agreement of even date herewith (the “Assignment and License Agreement”), under which Werewolf and Harpoon have granted each other rights with respect to certain patent rights (the “Patents”);

WHEREAS, one or more affiliates of MPM is an investor in both Werewolf and Harpoon;

WHEREAS, the Parties believe that, in order to effectuate the transactions contemplated by the Assignment and License Agreement (collectively, the “Transaction”) smoothly and to enable Werewolf and Harpoon to conduct their respective businesses going forward following the Transaction it will be necessary for the Parties to share and assess information relating to the Patents;

WHEREAS, the Parties have ongoing and pre-existing legal interests in common relating to the Patents which began prior to the Effective Date;

WHEREAS, such common legal interests and the information produced in reviewing and considering the Patents would inevitably include information that is subject to the protections of the attorney-client privilege, the attorney work product doctrine, the “work product immunity,” the “joint defense privilege,” the “self-evaluation privilege” and all other applicable privileges, immunities, doctrines and protections pursuant to the terms hereunder (“Common Interest Materials”); and

WHEREAS, the Parties would like to cooperate in reviewing and considering the Patents and sharing with each other any Common Interest Materials obtained thereby.

IT IS THEREFORE AGREED:

1. The Parties agree that they shared a common legal interest prior to the Effective Date, that is, as of the Effective Date, in regard to the Patents. The Parties further acknowledge that they had agreed to exchange Common Interest Materials with the intent to further their common legal interest prior to the Effective Date and that this Agreement should be interpreted to retroactively cover any previous exchanges which would properly fall within the subject matter of this Agreement.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2. From time to time, each Party may transmit to the other Parties Common Interest Materials pertaining to investigations made or information developed by the disclosing Party relating to the Patents for the purpose of evaluating common legal interests and legal risks and/or legal defenses in connection with the Patents. The Parties and their counsel intend that Common Interest Materials may be exchanged between them, and hereby agree that such sharing of Common Interest Materials shall be done without compromising or reducing the protection to which such Common Interest Materials are entitled, and shall not be put to use other than the purpose herein. The Parties further agree that any such exchange of Common Interest Materials shall be within the “Joint Defense Privilege” as defined and recognized by court authorities.

3. All such Common Interest Materials shall be transmitted in writing to counsel of the other applicable Party, or, if transmitted by oral transmission, shall thereafter be reduced to writing within [***] and transmitted to counsel of the other applicable Party, and shall be clearly marked “Privileged Communication”. The Parties agree, however, that reduction to writing of any oral communication is for the convenience of the Parties and their counsel, and any failure to reduce any oral communication to writing does not exclude any information otherwise covered as Common Interest Materials under this Agreement from the protection of this Agreement.

4. The Parties agree that Common Interest Materials will not include any information which at the time of disclosure or thereafter: (a) is generally available to the public, other than as a result of a disclosure by a receiving Party; (b) is available to a receiving Party on a non-confidential basis from a source other than the disclosing Party, provided such source is not and was not bound by a confidentiality agreement with the disclosing Party or otherwise prohibited from transmitting such information to such receiving Party by a contractual, legal or fiduciary obligation of which such receiving Party should have been reasonably aware, or (c) was known or independently developed by the receiving Party without reference to the Common Interest Materials of the disclosing Party, as evidenced by the receiving Party’s written records.

5. All Common Interest Materials disclosed by one Party shall be treated by the receiving Parties and their counsel as a privileged communication and as attorney work product, and shall be treated as confidential information to the same extent as the receiving Party and its counsel treat its own privileged, work-product and confidential information. In this regard, Common Interest Materials may be disclosed only to such employees, officers and counsel of the receiving Party, and to consulting experts of the Party’s counsel, who need to know such Common Interest Materials. No such Common Interest Materials from the disclosing Party may be disclosed by a receiving Party to any third party, except for counsel and applicable consulting experts, without the permission of the disclosing Party.

6. If any person or entity requests or demands, by subpoena or otherwise, any Common Interest Materials from any Party, such Party will promptly notify the other Parties of the request or demand and provide the other Parties with a copy of said request or demand prior to making the disclosure. The Party in receipt of the request or demand will assert all applicable rights, privileges and objections with respect to such request or demand, and cooperate fully with the disclosing Party of such Common Interest Materials.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7. Each Party agrees to inform the other promptly if and when one of them becomes aware of facts or circumstances under which there may no longer be a community of interest that will support a joint defense privilege.

8. This Agreement shall have a term of one (1) year from the Effective Date, and shall be automatically renewed from year to year thereafter unless one Party notifies the other Parties of its intention to terminate this Agreement at least thirty (30) days prior to the end of the then effective term. Any Party may terminate this Agreement upon written notice to the other Parties and with immediate effect, if, in the sole opinion of such Party, the purpose of this Agreement comes to an end or is of no commercial viability to such Party.

9. Upon expiration or termination of this Agreement, each Party shall promptly return to the applicable disclosing Party all documents, samples and other materials in any form containing or reflecting any Common Interest Materials disclosed by such disclosing Party, shall not retain any copies, extracts, or other reproductions thereof and shall remain subject to the obligations of confidentiality imposed by Section 5 with respect to any and all Common Interest Materials exchanged or received from the other Parties prior to expiration or termination of this Agreement for a period of [***] thereafter. The confidentiality and other provisions prescribed herein shall remain operative and effective as to all Common Interest Materials, even if the interests of the Parties subsequently should become adverse, irrespective of any claim that the joint defense or common interest privilege may become prospectively ineffective or unavailable due to such claimed adversity. Moreover, no Party has the right or the power to unilaterally waive any privilege or protection applicable under this Agreement with respect to any Common Interest Materials received from another Party or any jointly developed Common Interest Materials. The Common Interest Materials are provided on an “as-is” basis, with no warranty of any nature whether oral or written, statutory, express or implied.

10. All of the Common Interest Materials disclosed by one Party to the other Parties shall remain the property of the disclosing Party. Neither this Agreement nor any disclosure hereunder shall be deemed, by implication, estoppel, or otherwise, to vest in any receiving Party any license or other ownership rights to the Common Interest Materials owned or controlled by the disclosing Party.

11. Each receiving Party shall not copy, reproduce or reduce to writing the Common Interest Materials disclosed by another Party or any part thereof and all originals and any copies, reproductions or reductions to writing so made shall remain at all times the exclusive property of the disclosing Party; provided, however, that consent to disclosure, duplication, or reproduction shall be deemed to have been given by the disclosing Party of the Common Interest Materials to the receiving Party or to those representatives referred to in Section 5 above for the purposes of this Agreement.

12. Nothing contained in this Agreement shall be construed, by implication or otherwise, as an obligation on the part of any Party to enter into any further agreement or prevent another Party from entering into similar agreements with others.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13. Subject to the restrictions on the use and disclosure of Common Interest Materials in this Agreement, neither the discussions between the Parties with respect to the Transaction nor the disclosure of Common Interest Materials shall be construed as requiring any Party to refrain from engaging in any business the same as or similar to the business in which another Party is now engaged or may be engaged, including a competitive business.

14. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, USA, excluding application of any conflict of laws principles that would require application of the Jaws of a jurisdiction outside of the State of Delaware, USA, and will be subject to the exclusive jurisdiction of the courts of competent jurisdiction located in the State of Delaware, USA. The Parties agree that this Agreement shall be interpreted to fully preserve to the extent of the relevant law the privilege of all documents and other information provided by one Party to the other Parties under this Agreement.

15. All disputes or differences between Parties, including any dispute or difference regarding interpretation of any term or provision, rights or obligations among the Parties, arising out of or in connection with this Agreement, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are deemed to be incorporated by reference into this clause, and:

(a) All proceedings shall be conducted in English and a daily transcript in English shall be prepared;

(b) The Parties shall mutually appoint a sole arbitrator. In the event the Parties are unable to agree on a single arbitrator within a period of [***] from the date of service of notice of dispute, the dispute shall be referred to an arbitral panel comprised of [***]; and

(c) The venue of arbitration shall be in Delaware.

16. This Agreement and any amendment hereto may be signed in counterparts each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of the Agreement from separate computers or printers. Facsimile or PDF image signatures shall be treated as original signatures.

17. This Agreement will bind and benefit the Parties and their successors. This Agreement shall not be assigned without the prior written consent of all Parties, which consent will not be unreasonably withheld, except that such consent shall not be required for assignment to another entity which acquires all or substantially all of the business or assets of the assigning Party to which this Agreement pertains (whether by merger, consolidation, stock purchase, asset purchase or otherwise).

18. If any provision of this Agreement or the application thereof in any particular circumstance is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof to the fullest extent permitted by law and to preserve the privilege of all documents and information provided by a Party to the other Parties hereunder.

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

19. Nothing in this Agreement shall be construed to create, constitute, give effect to or otherwise imply a joint venture, partnership, agency or employment relationship of any kind among the Parties. Each Party understands and acknowledges that each other Party is represented exclusively by such other Party’s own counsel. Each Party understands that this Agreement does not and will not create an attorney-client relationship with any other Party’s counsel. Each Party is responsible for its own legal expenses. Neither this Agreement nor the sharing of Common Interest Materials shall be grounds for seeking the disqualification of any counsel.

20. No oral or written release of any statement, information, advertisement, press release or publicity matter having any reference to any Party and the subject matter hereof shall be used by any other Party or on any other Party’s behalf, unless and until such matter shall have first been submitted to and received the approval in writing of the Party whose name is being used.

21. All additions or modifications to this Agreement must be in writing and must be signed by all Parties.

22. Each receiving Party acknowledges that the Common Interest Materials belonging to the disclosing Party are a valuable asset. Disclosure in breach of this Agreement may result in irreparable injury to the disclosing Party for which monetary damages alone may not be an adequate remedy. Therefore, the Parties agree that in the event of a breach or threatened breach of the terms of this Agreement, the disclosing Party will be entitled to pursue specific performance, injunctive relief or other equitable relief prohibiting any breach of this Agreement. Any such equitable remedy shall be in addition to, and not in lieu of, other appropriate relief at law to which the disclosing Party may be entitled.

23. Any notice to be given under this Agreement shall be deemed to have been duly given upon receipt when in writing and delivered in person, by facsimile transmission, by telex or by courier at the address for such delivery as is specified in this regard by the Parties to this Agreement.

[Signature page follows]

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representative on the Effective Date.

WEREWOLF THERAPEUTICS, INC.		HARPOON THERAPEUTICS, INC.

By:	/s/ Luke Evnin	By:	/s/ Gerald McMahon
Name:	Luke Evnin	Name:	Gerald McMahon
Title:	President	Title:	President & CEO

MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

[ ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.